UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 2, 2016
Date of Report (Date of earliest event reported)

Trans World Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-25244	13-3738518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

545 Fifth Avenue, Suite 940, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 983-3355
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of the Company was held on June 2, 2016 for the previously noticed purposes of: (i) electing six (6) directors to hold office until the next annual meeting of stockholders; (ii) amending the 2014 Equity Incentive Plan to increase the number of shares of the Company's Common Stock that are available for awards under that plan; (iii) holding an advisory vote on resolutions regarding compensation of the named executive officer, including compensation to the CEO on a change in control; and, (iv) ratifying the appointment of WithumSmith+Brown as the Company's independent registered public accountants for the fiscal year ending December 31, 2016. The final tally of the votes at the Annual Meeting on each proposal is set forth below.
Proposal No.1 - All of management's nominees for director as named in the Company's Proxy Statement were elected by the votes set forth in the table below:
Number of Votes
Name	For	Withheld	Broker Non-Vote

1. Max W. Batzer	7,981,620	87,080	297,435

2. Patrick J. Bennett, Sr.	8,031,792	36,908	297,435

3. Michael B. Brodsky	8,033,092	35,608	297,435

4. Timothy G. Ewing	8,033,112	35,588	297,435

5. David E. Goldberg	7,980,340	88,360	297,435

6. Rami S. Ramadan	8,012,634	56,066	297,435
Proposal No. 2:  The proposal to amend the 2014 Equity Incentive Plan to increase the number of shares of the Company's Common Stock that are available for awards under that plan was approved by the votes set forth in the table below:
Number of Votes
For	Against	Abstain	Broker Non-Vote

7,961,316	107,334	50	297,435

Proposal No. 3: The advisory vote on resolutions regarding compensation of the named executive officer, including compensation to the CEO on a change in control was approved by the votes set forth in the table below:
Number of Votes
For	Against	Abstain	Broker Non-Vote

8,054,208	8,442	6,050	297,435

Proposal No. 4: The proposal to ratify the appointment by the Board of Directors of WithumSmith+Brown as the Company's independent accountants for the fiscal year ending December 31, 2015 was approved by the votes set forth in the table below:

Number of Votes
For	Against	Abstain

8,293,726	620	71,789

Upon the announcement of the preliminary results of the voting, the meeting was adjourned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD CORPORATION

Date: June 3, 2016	By:	/s/ Rami S. Ramadan
Rami S. Ramadan
President, Chief Executive Officer